FOR IMMEDIATE RELEASE

NEWS RELEASE

Nord Resources Corporation
1 W. Wetmore Road, Suite 203
Tucson, Arizona 85705
Tel: (520) 292-0266 Fax: (520) 292-0268

Nord Resources Corporation Announces Harvest of First Copper Cathodes at
the Johnson Camp Mine

TUCSON, Arizona, January 31, 2008 - Nord Resources Corporation ("Nord" or the "Company") (TSX:NRD / OTC: NRDS) is pleased to announce the first copper cathodes have been harvested at the Johnson Camp Mine. The commencement of copper cathode production from residual leaching operations completes a major milestone towards the restart of full production at the Johnson Camp Mine. The restart plan forecasts estimated production of 25 million pounds of copper cathodes per annum at full production.

"This is an exciting day for Nord as we move to producer status and achieve a major milestone towards the restart of full production at Johnson Camp," said John Perry, President and CEO.

The Company has also entered into a long term cathode sales agreement effective February 1, 2008, with Red Kite Master Fund Limited for 100% of the cathode production from the Johnson Camp Mine. Pursuant to the agreement, Red Kite will accept delivery of the cathodes at the Johnson Camp Mine, and pricing will be based on the COMEX price for high-grade copper. Red Kite is a large metals hedge fund and physical trader.

The Johnson Camp Mine utilizes the leaching, solvent extraction-electrowinning process to produce copper cathodes. This process requires the use of sulfuric acid, the market for which has seen significant shortages and price increases during the past several months. A contributing factor to this shortage is the on-going labor strike at a regional producer of sulfuric acid. The Company has secured sulfuric acid supply through the end of 2009 and, therefore, does not anticipate any sulfuric acid supply interruptions. However, the Company remains subject to market fluctuations in the price of sulfuric acid. According to published industry information, the price of sulfuric acid US Gulf ex-terminal increased from $100 per ton to $200 per ton between December 2007 and January 2008. At the planned full production rate of cathode, each $50 per ton increase in sulfuric acid prices is anticipated to result in an increase in the projected cost of cathode of approximately $0.07 per pound over the production cost estimates used to prepare the feasibility study forming part of Bikerman Engineering & Technology Associates, Inc.'s technical report on the Johnson Camp Mine dated September 2007.

About Nord Resources

Nord Resources Corporation is in the business of exploring for, developing and operating mineral properties. The Company's primary asset is the Johnson Camp Mine located approximately 65 miles east of Tucson, Arizona. The reactivation of the Johnson Camp Mine commenced in June 2007. Residual leaching operations commenced in November 2007. Cathode production from residual leaching commenced in late January 2008 and planned copper production from new ore placed on the heaps is scheduled to commence in the third quarter of 2008.

For information contact:

Nord Resources Corporation
John Perry
(520) 292-0266
www.nordresources.com

Neither the TSX nor any regulatory authority accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer

This press release includes certain statements that may be deemed "forward-looking statements". All statements in this release, other than statements of historical facts, that address future financing, development, copper processing and mining activities of Nord are forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of copper, general economic, market and business conditions, statements or information with respect to known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to the Company's plans at its Johnson Camp Mine Property and other mineral properties, the interpretation of drill results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, metal recoveries, accidents, equipment breakdowns, title matters, labor disputes or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, failure to obtain adequate financing on a timely basis, the effect of hedging activities, including margin limits and margin calls, regulatory restrictions, including environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions which are available through SEDAR at www.sedar.com. These are among the primary risks we foresee at the present time. Nord assumes no obligation to update the forward-looking statements.